CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 22, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of Focused Small-Cap Growth Portfolio and Focused Mid-Cap Growth Portfolio (two of the portfolios constituting SunAmerica Focused Series, Inc.) and of our report dated November 25, 2008, relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Report to Shareholders of SunAmerica Growth Opportunities Fund and SunAmerica New Century Fund (two of the funds constituting SunAmerica Equity Funds), which are also incorporated by reference and appear in the Registration Statement. We also consent to the references to us under the headings “Other Service Providers” and “Form of Agreement and Plan of Reorganization” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

July 22, 2009